Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

        We hereby consent to the use in this Form S-8 Registration Statement of eFoodSafety.com, Inc. of our report dated July 28, 2004, relating to the financial statements of eFoodSafety.com, Inc. as of and for the years ended April 30, 2004 and 2003, which is incorporated by reference into such Form S-8.

ROBISON, HILL & CO.
Salt Lake City, Utah

/s/ Robison Hill & Co.
Dated: August 26, 2004